UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 29, 2018

Healthcare Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55201	38-3888962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 4th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01. Other Events

Reactivation of Share Repurchase Program

On June 29, 2018, Healthcare Trust, Inc. (the “Company”) announced that its board of directors unanimously determined to reactivate the Company’s share repurchase program (the “SRP”), effective June 30, 2018.

The Company previously suspended the SRP concurrent with the commencement of the Company’s offer to purchase up to 230,000 shares of the Company’s common stock on March 13, 2018. No repurchase requests under the SRP have been accepted since the SRP was suspended.

The Company will process any requests received prior to the suspension of the SRP which qualify for repurchase under the terms of the SRP and issue payment before July 31, 2018. Requests received after the suspension went into effect will be considered for repurchase in connection with the repurchase period ending December 31, 2018.

The SRP continues to be available only for requests made following the death or qualifying disability of a stockholder with respect to shares purchased from the Company or received from the Company (directly or indirectly) through one or more non-cash transactions. Repurchases under the SRP are subject to various terms and conditions, including a limitation on the total value of repurchases during any semiannual period to the lesser of the amount of proceeds received from issuances of the Company’s common stock pursuant to the Company’s distribution reinvestment plan (the “DRIP”) and 2.5% of the weighted average number of shares outstanding during the previous fiscal year. The SRP is administered at the discretion of the board of directors who may identify other sources of funding for repurchases under the SRP, reject any request for repurchase or amend, suspend or terminate the SRP upon notice. There can be no assurance any request for repurchase will be accepted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE TRUST, INC.

Date: June 29, 2018	By:	/s/ W. Todd Jensen
W. Todd Jensen Chief Executive Officer and President